United States
Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2009
Lodgian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14537	52-2093696
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices)
(404) 364-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
As has been previously disclosed, Lodgian, Inc. (the “Company”) is in default on $16.3 million of its mortgage indebtedness (the “Indebtedness”) secured by the Crowne Plaza in Worcester, Massachusetts (the “Worcester Property”). In addition, the Company has previously disclosed that on a trailing twelve month basis, cash flow from the Worcester Property was not sufficient to service the debt on the property, and as a result, the Company did not make required payments on the Indebtedness and intends to convey the Worcester Property to the Lender (as defined below) in full satisfaction of the Indebtedness.
On November 19, 2009, the Worcester Property was transferred to a receiver appointed pursuant to a court order approved by the United States District Court for the District of Massachusetts. Under the court order, the receiver, David Buddemeyer of Driftwood Hospitality Management, LLC, took exclusive possession of the Worcester Property and is holding, operating, managing and maintaining the Worcester Property on behalf of Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-through Certificates, Series 2006-C25 (the “Lender”). The receivership was approved pursuant to a petition filed by the Lender for the appointment of a receiver after the Company did not cure its previously disclosed default.
The Indebtedness is non-recourse, except in certain limited circumstances, which the Company believes are remote, and is not cross-collateralized with any other mortgage debt. The Company classified the Indebtedness as current in its Condensed Consolidated Balance Sheet as of September 30, 2009.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1.
(d) Exhibits
Exhibit 99.1 Selected Financial Information.
Cautionary Note Regarding Forward-looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the Company’s expectations regarding returning certain hotels to lenders, anticipated cost reductions, optional maturity extensions, property dispositions, future financial position, business strategy, projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, the effects of regional, national and international economic conditions, our ability to refinance or extend maturing mortgage indebtedness, competitive conditions in the lodging industry and increases in room supply, requirements of franchise agreements (including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions), our ability to complete planned hotel dispositions, the ability to realize anticipated cost reductions, the effects of unpredictable weather events such as hurricanes, the financial condition of the airline industry and its impact on air travel, the effect of self-insured claims in excess of our reserves and our ability to obtain adequate insurance at reasonable rates, and other factors discussed under Item IA (Risk Factors) in the Company’s Form 10-K for the year ended December 31, 2008, and as updated in its Forms 10-Q for the quarters ended March 31, June 30, 2009 and September 30, 2009. The Company assumes no duty to update these statements.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.
Dated: November 24, 2009	By:	/s/ James A. MacLennan
JAMES A. MACLENNAN
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Selected Financial Information.